UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2011
HARVEST NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of principal executive offices) (Zip Code)
(281) 899-5700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 21, 2011, Harvest (US) Holdings, Inc. (“Harvest (US) Holdings”), a wholly owned subsidiary of Harvest Natural Resources, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Newfield Production Company (“Newfield Production”), a wholly owned subsidiary of Newfield Exploration Company. Under the Agreement, Harvest (US) Holdings has agreed to sell all of its interest in approximately 47,600 net acres, and the related contracts, reserves, production, wells, pipelines, production facilities and other rights, title and interests, located in the Uintah Basin in Duchesne and Uintah Counties, Utah (the “Utah Properties”) to Newfield Production for an aggregate of $215.0 million in cash. The sale has an effective date of March 1, 2011. The net proceeds from the sale are estimated to be approximately $205 million after deduction for transaction related costs. Closing is expected to occur in May 2011 and the final sales price is subject to customary adjustments at closing at that time.
     The Agreement contains customary representations and warranties by both Harvest (US) Holdings and Newfield Production, and each party’s obligation to consummate the transaction is subject to certain customary closing conditions. The Agreement also contains certain termination rights for both Harvest (US) Holdings and Newfield Production.
     The proceeds from sale of the Utah Properties will be considered an “Extraordinary Receipt” as defined in the Company’s Credit Agreement, dated as of October 28, 2010 (the “Credit Agreement”), between the Company and MSD Energy Investments Private II, LLC. Pursuant to the terms of the Credit Agreement, the Company is required to prepay amounts outstanding under the Credit Agreement, currently $60.0 million, plus a premium of 3.5% of the amount outstanding, with the net cash proceeds received from Newfield Production in connection with the sale of the Utah Properties.
     The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
     Additionally, on March 22, 2011, the Company issued a press release announcing the execution of the Agreement. The press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Purchase and Sale Agreement, dated March 21, 2011, between Harvest (US) Holdings, Inc. and Newfield Production Company.

99.1	Press release of the Company, dated March 22, 2011, titled “Harvest Natural Resources Announces Sale of Utah Oil and Gas Assets for $215 Million”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.
Dated: March 25, 2011	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX
2.1	Purchase and Sale Agreement, dated March 21, 2011, between Harvest (US) Holdings, Inc. and Newfield Production Company.

99.1	Press release of the Company, dated March 22, 2011, titled “Harvest Natural Resources Announces Sale of Utah Oil and Gas Assets for $215 Million”.